UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): March 12, 2020

SILICON LABORATORIES INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-29823	74-2793174
(State or Other Jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification No.)

400 West Cesar Chavez, Austin, TX	78701
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (512) 416-8500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value	SLAB	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Securities Exchange Act of 1934. ☐

Item 7.01. Regulation FD Disclosure

On March 12, 2020, Silicon Laboratories Inc. (“Silicon Laboratories”) issued a press release revising its revenue, operating expenses, effective tax rate and earnings per share guidance for its fiscal quarter ending April 4, 2020.  A copy of the press release is attached as Exhibit 99 to this report.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits.

99	Press release of Silicon Laboratories Inc. dated March 12, 2020 entitled “Silicon Labs Revises First Quarter 2020 Outlook to Reflect Estimated Impact from the Novel Coronavirus”

104	Cover Page Interactive Data File (formatted as Inline XBRL)

Use of Non-GAAP Financial Information

From time to time, Silicon Laboratories provides certain non-GAAP financial measures as additional information relating to its operating results. The non-GAAP financial measurements provided in the press release furnished herewith do not replace the presentation of Silicon Laboratories’ GAAP financial results. These additional measurements merely provide supplemental information to assist investors in analyzing Silicon Laboratories’ financial position and results of operations; however, these measures are not in accordance with, or an alternative to, GAAP and may be different from non-GAAP measures used by other companies.

Non-GAAP financial measures used by Silicon Laboratories include non-GAAP gross margin, non-GAAP research and development expense, non-GAAP selling, general and administrative expense, non-GAAP operating income, non-GAAP interest expense, non-GAAP tax expense, non-GAAP net income and non-GAAP diluted earnings per share. Silicon Laboratories has chosen to provide this information to investors because it believes that such supplemental information enables them to perform meaningful comparisons of past, present and future operating results, and as a means to highlight the results of core ongoing operations.

Non-GAAP financial measures are adjusted by the following items:

•	Stock compensation expense – represents charges for employee stock awards issued under Silicon Laboratories’ stock-based compensation plans. Stock compensation expense is excluded from non-GAAP financial measures because it is a non-cash expense, and excluding such expense provides meaningful supplemental information regarding core ongoing operations.

•	Intangible asset amortization – primarily represents charges for the amortization of intangibles assets, such as core and developed technology, customer relationships and trademarks, acquired in connection with business combinations. Intangible asset amortization is excluded from non-GAAP financial measures because it is a non-cash expense, and excluding such expense provides meaningful supplemental information regarding core ongoing operations.

•	Acquisition related items – primarily including the following: charges for the fair value write-up associated with inventory acquired; adjustments to the fair value of acquisition-related contingent consideration; and acquisition-related costs of a business combination, such as costs for attorneys, investment bankers, accountants and other third party service providers. Acquisition related items are excluded from non-GAAP financial measures because excluding such amounts provides meaningful supplemental information regarding core ongoing operations.

•	Restructuring Charges – primarily include costs associated with certain employee terminations, asset impairments and fair value adjustments resulting from observable price changes. Termination costs and fair value adjustments are excluded from non-GAAP financial measures because excluding such amounts provides meaningful supplemental information regarding core ongoing operations.

•	Non-cash interest expense – represents charges for the amortization of the debt discount on Silicon Laboratories’ convertible senior notes. Such interest expense is excluded from non-GAAP financial measures because it is a non-cash expense, and excluding such expense provides meaningful supplemental information regarding core ongoing operations.

•	Income tax adjustments – primarily include the following: the effect of the Tax Cuts & Jobs Act of 2017; the current and deferred income tax effects of the above non-GAAP adjustments; other indirect impacts of excluding stock-based compensation; and the income tax impact of certain intercompany license arrangements for technology acquired in business combinations. Income tax adjustments are excluded from non-GAAP financial measures because excluding such amounts provides meaningful supplemental information regarding core ongoing operations.

Pursuant to the requirements of Regulation G, we have provided in the press release furnished with this report a reconciliation of the non-GAAP financial measures to the most directly comparable GAAP financial measures.

The information in this report, including the exhibit hereto, shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liability of that section.  The information contained therein and in the accompanying exhibit shall not be incorporated by reference into any filing with the U.S. Securities and Exchange Commission made by Silicon Laboratories, whether made before or after the date hereof, regardless of any general incorporation language in such filing.

EXHIBIT INDEX

Exhibit No.	Description

99	Press release of Silicon Laboratories Inc. dated March 12, 2020 entitled “Silicon Labs Revises First Quarter 2020 Outlook to Reflect Estimated Impact from the Novel Coronavirus”

104	Cover Page Interactive Data File (formatted as Inline XBRL)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SILICON LABORATORIES INC.

March 12, 2020	/s/ John C. Hollister

Date	John C. Hollister Senior Vice President and Chief Financial Officer (Principal Financial Officer)